EXHIBIT 23.3

                [LETTERHEAD OF KLEINFELD, KAPLAN AND BECKER, LLP]

                                November 13, 2003


Joseph Day, Jr., Senior Vice President
of Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059

RE:      S-3 Registration Statement

Dear Joe:

         This will confirm that Kleinfeld, Kaplan and Becker, LLP hereby consents to the use of our name in Celgene's current S-3 Registration Statement as experts in pharmaceutical regulation.


                                               Very truly yours,

                                               Kleinfeld, Kaplan and Becker, LLP


                                               /s/  Richard S. Morey
                                               ---------------------------------
                                                    Richard S. Morey

                                               /s/  Jennifer A. Davidson
                                               ---------------------------------
                                                    Jennifer A. Davidson